Exhibit 99.1

Kris Bevill, Public Relations Manager 701.280.5076 (Office) :: 701.306.8561 (Cell) kris.bevill@alerus.com investors.alerus.com

FOR IMMEDIATE RELEASE

Alerus Financial Corporation Names Forrest Wilson Chief Retirement Services Officer

MINNEAPOLIS (February 22, 2024) – Alerus Financial Corporation (Nasdaq: ALRS) announced today that Forrest Wilson will join Alerus as Executive Vice President and Chief Retirement Services Officer, effective February 26, 2024.

A well-rounded retirement industry veteran, Mr. Wilson brings over 25 years of experience on both the platform/recordkeeping and investment sides of the retirement business. He has extensive knowledge in sales and distribution growth, product oversight and strategy, acquisitions, digital engagement, implementation, and service delivery, and has a proven track record in leading teams of all sizes to reach and exceed significant goals. Before joining Alerus, he spent six years at Ameritas Mutual Holding Company and served most recently as Senior Vice President of Retirement Plans Sales and Distribution, where he was accountable for all aspects of the business strategy, including several successful acquisitions, while consistently delivering strong results. Prior to that, he served in various management and sales leadership roles with firms including Allianz Global Investors, Aspire Financial Services, Empower, and Voya.

As Chief Retirement Services Officer, Mr. Wilson will be responsible for the overall leadership and direction of Alerus’ retirement and benefits division, which serves thousands of third-party advisors, over 8,000 employer-sponsored retirement plans, and approximately 474,000 plan participants nationwide. He will work to ensure that all client-related areas are aligned with Alerus’ client-centric, holistic, and collaborative approach to client service, focusing on the needs of Alerus’ third-party advisors, plan sponsors, and participants.

“Forrest is widely experienced and well known in the retirement services industry,” said President and Chief Executive Officer Katie Lorenson. “His career path has led him from the ground up through many years of leadership positions, which has provided him with a deep understanding of every aspect of the business, a unique ability to lead and develop high performing teams, and the depth of experience to repeatedly identify and implement successful growth strategies. His proven execution in integrating strategic acquisitions, accelerating organic growth, improving margins, and optimizing workflows and technology while improving the client experience aligns with our key strategic objectives.”

Mr. Wilson holds a bachelor’s degree in marketing from Central Connecticut State University and an MBA in finance and marketing from New York University Stern School of Business.

About Alerus Financial Corporation

Alerus Financial Corporation is a commercial/wealth bank and national retirement services provider with corporate offices in Grand Forks, North Dakota, and the Minneapolis-St. Paul, Minnesota metropolitan area. Through its subsidiary, Alerus Financial, N.A., Alerus provides diversified and comprehensive financial solutions to businesses and consumer clients, including banking, mortgage, retirement and benefits services, wealth management. Alerus provides clients with a primary point of contact to help fully understand the unique needs and delivery channel preferences of each client. Clients are provided with competitive products, valuable insight, and sound advice supported by digital solutions designed to meet the clients’ needs.

Alerus has banking and wealth management offices in Grand Forks and Fargo, North Dakota, the Minneapolis-St. Paul, Minnesota metropolitan area, and Phoenix and Scottsdale, Arizona. Alerus retirement and benefits services include retirement plans, financial wellness, health savings accounts, flexible spending accounts, health reimbursement arrangements, and COBRA. Alerus has provided retirement services since 1944 and serves advisors, brokers, employers, and plan participants across the United States. The common stock of the company trades on the Nasdaq Capital Market under the symbol ALRS.

# # #